UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2025

Bath & Body Works, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway
Columbus, OH	43230
(Address of principal executive offices)	(Zip Code)

(614) 415-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	BBWI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On May 19, 2025, Bath & Body Works, Inc. (the “Company”) issued a press release announcing, among other things, certain anticipated financial results for the first quarter of 2025. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Item 2.02 of this Current Report (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2025, the Company announced that the Board of Directors of the Company (the “Board”) has appointed Daniel Heaf to serve as Chief Executive Officer of the Company, effective May 16, 2025. The Company also announced that Mr. Heaf will be appointed as a member of the Board effective as of immediately following the conclusion of the Company’s 2025 Annual Meeting of Shareholders. Gina Boswell ceased to serve as Chief Executive Officer of the Company effective as of May 16, 2025 and resigned as a member of the Board effective the same day.

Mr. Heaf, age 47, served in various leadership roles at Nike, Inc. (Nike), including Chief Strategy and Transformation Officer, Vice President Nike Direct, and Vice President, Nike Direct Digital Commerce from 2018 to 2025. Prior to Nike, Mr. Heaf served in leadership roles at Burberry and BBC Worldwide. Mr. Heaf graduated from the University of Nottingham’s School of Geography in England with a 1st class bachelor’s degree in geography.

On May 16, 2025, the Company entered into an offer letter (the “Offer Letter”) with Mr. Heaf in connection with his employment as the Chief Executive Officer of the Company. Pursuant to the Offer Letter, Mr. Heaf will be eligible for the following compensation and benefits: (i) an annual base salary of $1,350,000, (ii) a target annual incentive opportunity under the Company’s incentive compensation plan equal to 190% of his annual base salary (with the 2025 award for the spring season to be prorated based on his period of service with the Company), (iii) beginning with the 2026 fiscal year, an annual equity incentive award opportunity with a grant date fair value of $8,000,000, (iv) a one-time award of restricted stock units with a grant date fair value of $2,500,000 (“Sign-On RSUs”), with 30% of such Sign-On RSUs vesting on the first anniversary of the start date of May 16, 2025, 30% on the second anniversary of the start date, and 40% on the third anniversary of the start date, subject to Mr. Heaf’s continued employment with the Company through each vesting date, (v) a one-time award of performance share units with a grant date fair value of $2,500,000, which will vest based on the level of achievement of the performance goals applicable to the performance share awards granted to senior executives of the Company in March of 2025 and subject to Mr. Heaf’s continued employment through the vesting date, (vi) relocation assistance and an allowance of up to $200,000 (prorated for a partial year) for travel and related costs for him and his family until his relocation is complete (no later than June 30, 2027), and (vii) participation in the Company’s health, welfare and retirement benefit programs.

As a condition to his employment, Mr. Heaf entered into a Confidentiality, Non-Competition and Intellectual Property Agreement with the Company, which restricts him from disclosing the Company’s confidential information and soliciting the Company’s employees and customers and competing with the Company while employed and during the twelve months thereafter. In addition, Mr. Heaf entered into the Company’s standard indemnification agreement for executive officers and directors and an executive severance agreement with the Company, described below (the “Severance Agreement”), which is substantially similar to the executive severance agreements entered into between the Company and its other executive officers.

Under the Severance Agreement, in the event of a termination of Mr. Heaf’s employment by the Company without “cause” or by him for “good reason,” in each case other than during the three-month period prior to, and the 24-month period following, a “change in control” of the Company, he will be entitled to receive (i) continued payment of annual base salary for two years following the termination date, (ii) an amount equal to two years of COBRA premiums, (iii) the annual cash incentive compensation award payable (A) for the performance period in which the termination date occurs, and (B) for the performance periods commencing during the two-year period following his termination date (prorated for any fiscal year ending after the second anniversary of the termination date), with such amounts determined based on actual performance (but not greater than his target incentive opportunity as of the termination date), (iv) accelerated vesting of a pro rata portion of the unvested time-vesting equity awards held by him and (v) continued vesting of a pro rata portion of the unvested equity awards held by him that vest based on performance-based vesting conditions, which will remain subject to the existing performance metrics. If such termination of employment occurs during the three-month period prior to, or during the 24-month period following, a “change in control” of the Company, then Mr. Heaf will be entitled to receive (a) the amounts described in clauses (i) and (ii) above, (b) a payment equal to the product of (1) the greater of (A) his target annual bonus as of the termination date and (B) the average of the cash incentive compensation payouts that he received for the two completed fiscal years prior to the termination date (such greater amount, the “Applicable Bonus”) and (2) two, (c) his incentive compensation award for the performance period in which the termination date occurs, prorated based on the number of days employed during such performance period and determined by reference to the Applicable Bonus, and (d) accelerated vesting of any outstanding unvested equity awards held by him, with performance goals deemed to be achieved at target levels if less than one-third of the applicable performance period has lapsed, and otherwise deemed achieved at maximum levels. The above payments and benefits are subject to Mr. Heaf’s execution and non-revocation of a release of claims.

Except as set forth above, there is no arrangement or understanding between Mr. Heaf and any other person pursuant to which Mr. Heaf has been appointed as Chief Executive Officer, and there is no family relationship between Mr. Heaf and any of the Company’s directors or executive officers. Mr. Heaf has no interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Boswell’s termination of employment will entitle her to the severance payments and benefits payable upon a termination without cause pursuant to the terms of the previously disclosed executive severance agreement between the Company and Ms. Boswell, dated December 1, 2022, subject to the terms thereof, including the Company’s receipt of an effective release of claims against the Company from Ms. Boswell. The executive severance agreement with Ms. Boswell is filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025, filed with the Securities and Exchange Commission on March 14, 2025. Following her separation, Ms. Boswell will continue to be subject to certain restrictive covenants, including non-competition and non-solicitation covenants.

Item 7.01. Regulation FD Disclosure.

On May 19, 2025, the Company issued a press release announcing the appointment of Mr. Heaf and the departure of Ms. Boswell, a copy of which is furnished with this Current Report as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of this Current Report (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Bath & Body Works, Inc., dated May 19, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATH & BODY WORKS, INC.

Date: May 19, 2025	By:	/s/ Michael C. Wu
Name: Michael C. Wu
Title: Chief Legal Officer and Corporate Secretary